CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made and entered into as of August 22, 1997, by and between LECTEC CORPORATION, a Minnesota corporation (the "Borrower"), whose address is 10701 Red Circle Drive, Minnetonka, Minnesota 55343, and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Lender"), whose address is 300 Prairie Center Drive, Eden Prairie, Minnesota 55344.

                                    RECITALS

         FIRST: Pursuant to one or more agreements ("Prior Loan Agreements"), the Lender has made available to the Borrower a revolving line of credit ("Line of Credit") in the maximum principal amount of One Million and No/100 Dollars ($1,000,000.00) evidenced by a promissory note dated May 1, 1996 made by the Borrower payable to the order of the Lender ("Prior Revolver").

         SECOND: The Prior Revolver has expired by its terms and has been terminated by the Lender. The Borrower has requested that the Lender reinstate the Line of Credit and make certain modifications thereto, and the Lender has indicated its willingness to accommodate such request, subject, however, to certain terms and conditions.

         NOW, THEREFORE, for and in consideration of the loans and advances to be made by the Lender to the Borrower hereunder, the mutual covenants, promises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender agree as follows:

         The following terms when used in this Credit Agreement shall, except where the context otherwise requires, have the following meanings both in the singular and plural forms thereof:

                                 1. DEFINITIONS

         "Account" means any right of the Borrower to payment for goods sold or services rendered.

         "Advance" means any advance by the Lender made under the Revolving Credit Commitment. The face amount of any Letter of Credit shall be deemed an Advance hereunder.

         "Affiliate" means any corporation, association, partnership, joint venture or other business entity directly or indirectly controlling or controlled by, or under direct or indirect common control of, the Borrower or any of its Subsidiaries.

         "Borrower" means LecTec Corporation, a Minnesota corporation.

         "Business Day" means any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota and, with respect to Advances to bear interest at the Eurodollar Rate, a day on which dealings in United States dollars may be carried on by the Lender in the interbank eurodollar market.

         "Credit Agreement" means this Credit Agreement, as originally executed and as may be amended, modified, supplemented, or restated from time to time by written agreement between the Borrower and the Lender.

         "Current Assets" means, at any date, the aggregate amount of all assets of the Borrower that are classified as current assets in accordance with GAAP.

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         "Current Liabilities" means, at any time, the aggregate amount of all liabilities of the Borrower that are classified as current liabilities in accordance with GAAP (including taxes and other proper accruals and the matured portion of any indebtedness).

         "Current Ratio" means, at any date, the ratio of the Borrower's Current Assets to its Current Liabilities.

         "Daily Eurodollar Advance" means an Advance designated as such in a notice of borrowing under Section 2.5(a) or a notice of continuation or conversion under Section 2.5(b).

         "Debt" means (i) all items of indebtedness or liability that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet as at the date of which Debt is to be determined; (ii) indebtedness secured by any mortgage, pledge, lien or security interest existing on property owned by the Person whose Debt is being determined, whether or not the indebtedness secured thereby shall have been assumed; and (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire indebtedness of others.

         "Default" means any event which if continued uncured would, with notice or lapse of time or both, constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and as may be further amended from time to time, and the rules and regulations promulgated thereunder by any governmental agency or authority, as from time to time in effect.

         "ERISA Affiliate" means, with respect to any person, any entity (whether or not incorporated) which is a member of a Controlled Group, within the meaning of Section 412(n) of the Internal Revenue Code, as amended from time to time, and the regulations promulgated and ruling issued thereunder, of which such person is a member.

         "ERISA Event" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for a thirty (30) day notice to the PBGC), or an event described in
Section 4068(f) of ERISA, or (ii) the withdrawal of Borrower or any ERISA Affiliate thereof from a multiple employer plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Borrower or any ERISA Affiliate thereof under Section 4064 of ERISA upon the termination of a multiple employer plan, or
(iii) the distribution of a notice of intent to terminate a Plan pursuant to
Section 4041(a)(2) of ERISA or the treatment of a plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition which is reasonably likely to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurocurrency Reserve Percentage" means the aggregate maximum reserve requirements, including all basic, supplemental, marginal and other reserves (expressed as a decimal) for such interest determination date prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other applicable regulation of the Board of Governors which prescribes such reserve requirements or is applicable to extensions of credit by the Lender, the rate of interest on which is determined with regard to rates applicable to "Eurocurrency liabilities," and the amount outstanding under the Revolving Credit Note shall be deemed to be a "Eurocurrency liability" as defined in Regulation D. Without limiting the generality of the foregoing, the Eurocurrency Reserve Percentage shall reflect any reserves required to be maintained by the Lender against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets that includes Eurodollar advances. The Eurocurrency Reserve Percentage shall be the reserve requirement percentage for the "computation period" in which the interest determination date

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falls, as reflected in a publication of the Board of Governors of the Federal
Reserve System (or any successor thereto).

         "Eurodollar Advance" means an Advance designated as such in a notice of borrowing under Section 2.5(a) or a notice of continuation or conversion under
Section 2.5(b).

         "Eurodollar Interbank Rate" means the offered rate for deposits in United States Dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein which appears on the Reuters Screen LIBO Page as of 11:00 a.m. London time, on a day that is two Business Days preceding the first day of the Interest Period of such Eurodollar Advance. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such Interest Period shall be the arithmetic mean of such rates (rounded as provided above). If fewer than two rates appear, the rate for each Interest Period shall be determined by the Lender based on rates offered to the Lender for United States Dollar deposits in the interbank eurodollar market.

         "Eurodollar Rate" means a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined on each interest determination date pursuant to the following formula:

                  Eurodollar Rate   =      [         LIBOR Rate         ]
                                       [------------------------------------]
                                           [ 1.00 - Eurocurrency Reserve]
                                                     Percentage

         In such formula, capitalized terms have the meanings provided in the other definitions in this Agreement.

         "Eurodollar Rate (Reserve Adjusted)" means a rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

                  ERRA   =   Eurodollar Interbank Rate
                             -------------------------
                                    1.00 - ERR

         in such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance as determined by the Lender for the applicable Interest Period. The Lender's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

         "Eurodollar Reserve Rate" means a percentage equal to the daily average during such Interest Period for the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board or any other applicable regulation applying generally to all banks of the same type and classification as the Lender or any Person controlling the Lender that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Lender the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurodollar Reserve Rate shall reflect any reserves required to be maintained by the Lender against (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Daily Eurodollar Advances.

         "Event of Default" means any event of default described in Section 8.1 hereof.

         "GAAP" means the generally accepted accounting principles in the United States in effect from time to time including, but not limited to, Financial Accounting Standards Board (FASB) Standards and Interpretations, Accounting Principles Board (APB) Opinions and Interpretations, Committee on

Accounting Procedure (CAP) Accounting Research Bulletins, and certain other accounting principles which have substantial authoritative support.

         "Interest Period" means, for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Reference Rate Advance or Daily Eurodollar Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance as the case may be and ending on the numerically corresponding day which is thirty (30), sixty (60) or ninety (90) days thereafter, as selected by the Borrower pursuant to Section 2.5(a) or Section 2.5(b), provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                  (b) any Interest Period which begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (c) no Interest Period shall extend beyond the Maturity of the Revolving Credit Note.

         "Lender" means First Bank National Association, a national banking association, its successors and assigns.

         "Letter of Credit" means any letter of credit issued by the Lender for the account of the Borrower, together with all amendments, modifications, replacements or restatements thereof.

         "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), on the interest determination date for a period of one month, as such offered rate appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the interest determination date. If at least two rates appear on the Reuters Screen LIBO Page, the rate for the interest determination date shall be the arithmetic mean of such rates (rounded as provided above). If fewer than two rates appear, the rate for such interest determination date shall be determined by the Lender based on rates offered to the Lender for United States Dollar deposits in the interbank eurodollar market.

         "Lien" means any lien, security interest, pledge, mortgage, statutory or tax lien, or other encumbrance of any kind whatsoever (including without limitation, the lien or retained security title of a conditional vendor), whether arising under a security instrument or as a matter of law, judicial process or otherwise or by an agreement of the Borrower to grant any lien or security interest or to pledge, mortgage or otherwise encumber any of its assets.

         "Loan Documents" means this Credit Agreement, the Notes and such other documents as the Lender may reasonably require as security for, or otherwise executed in connection with, any loan hereunder, all as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the parties thereto.

         "Material Adverse Occurrence" means any occurrence which materially adversely affects the present or prospective financial condition or operations of the Borrower, or which impairs, or may impair the ability of the Borrower to perform its obligations under the Loan Documents.

         "Maturity" of the Revolving Credit Note means the earlier of (a) the date on which the Revolving Credit Note becomes due and payable upon the occurrence of an Event of Default; or (b) the Termination Date.

         "Net Worth" means the aggregate of capital and surplus (and Subordinated Debt) of the Borrower, all determined in accordance with GAAP.

         "Note(s)" means the Revolving Credit Note and any and all promissory notes and other evidences of indebtedness and repayment obligations of the Borrower to the Lender delivered in connection with a Letter of Credit, in each case as originally executed and as may be amended, modified, restated or replaced pursuant to written agreement signed by the Lender.

         "Person" means any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual fiduciary or other capacity.

         "Reference Rate" means the rate of interest established and publicly announced by the Lender from time to time as its "reference rate". The Lender may lend to its customers at rates that are at, above or below the Reference Rate.

         "Reference Rate Advance" means an Advance designated as such in a notice of borrowing under Section 2.5(a) or a notice of continuation or conversion under Section 2.5(b).

         "Regulatory Change" means any change after the date hereof in any (or the adoption after the date hereof of any new) (a) Federal or state law or foreign law applying to the Lender; or (b) regulation, interpretation, directive or request (whether or not having the force of law) applying or in the reasonable opinion of the Lender applicable to, the Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary, or other authority having jurisdiction over the Lender.

         "Resetting Eurodollar Rate" means, for each day that any amount is outstanding under the Revolving Credit Note (each such day being an "interest determination date"), a rate per annum at all times equal to the Eurodollar Rate for such interest determination date, plus two hundred fifty (250) basis points. The Resetting Eurodollar Rate shall be adjusted automatically each Business Day.

         "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

         "Revolving Credit Commitment" means the sum of One Million and No/100 Dollars ($1,000,000.00) or the Lender's obligation to extend Advances to the Borrower under Section 2, as the context may require.

         "Revolving Credit Loan" means, at any date, the aggregate amount of all Advances made by the Lender to the Borrower pursuant to Section 2 hereof.

         "Revolving Credit Note" means the Revolving Credit Note of even date herewith in the original principal amount of One Million and No/100 Dollars ($1,000,000.00) made by the Borrower payable to the order of the Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and the Lender.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Borrower and/or one or more Subsidiary or Affiliate.

         "Tangible Net Worth" shall have the meaning ascribed to such term under GAAP (and shall be reduced by all proper reserves) except that in no event shall it include any receivables due from officers, directors, shareholders, partners, or entities affiliated with the Borrower, any leasehold improvements, patents, copyrights, or trademarks, any goodwill, or any organizational costs, nor shall it include any prepaid expenses or any investment by the Borrower in Natus, LLC.

         "Termination Date" means the earlier of (a) September 1, 1998; or (b) the date upon which the obligation of the Lender to make Advances is terminated pursuant to Section 2.8.

         "Working Capital" means, as of any date of determination the Borrower's Current Assets minus its Current Liabilities.

                          2. THE REVOLVING CREDIT LOAN

         2.1. Commitment for Revolving Credit. Subject to the Conditions of Lending set forth in Section 4 hereof and as long as no Event of Default has occurred hereunder, the Lender agrees to make Advances to the Borrower from time to time from the date of this Credit Agreement through the Termination Date, provided, however, that the Lender shall not be obligated to make any Advance, if after giving effect to such Advance, the aggregate outstanding principal amount of all Advances would exceed the Revolving Credit Commitment. Within the limits set forth above, the Borrower may borrow, repay and reborrow amounts under the Revolving Credit Note.

         2.2. Purpose of Loan/Use of Proceeds. The Borrower will use the proceeds of any Advance hereunder and any Letters of Credit issued hereunder for the Borrower's general corporate purposes.

         2.3. The Revolving Credit Note. All Advances shall be evidenced by, and the Borrower shall repay such Advances to the Lender in accordance with, the terms of the Revolving Credit Note, including without limitation the provision of the Revolving Credit Note that the principal amount payable thereunder at any time shall not exceed the then unpaid principal amount of all Advances made by the Lender.

         2.4. Records of Advances and Payments. The Borrower hereby irrevocably authorizes the Lender to make or cause to be made, at or about the time each Advance is made by the Lender, an appropriate notation on the Lender's records of the principal amount of such Advance and the Lender shall make or cause to be made, on or about the time a payment of any principal or interest of the Revolving Credit Note is received an appropriate notation of such payment on its records. The aggregate amount of all unpaid Advances set forth on the records of the Lender shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Revolving Credit Note.

         2.5. Interest on the Revolving Credit Note. The Borrower agrees to pay interest on the unpaid balance of the Revolving Credit Note outstanding from time to time at the following rates: (i) the Reference Rate as to all Reference Rate Advances; (ii) the Resetting Eurodollar Rate, as to all Daily Eurodollar Advances; and (iii) the Eurodollar Rate (Reserve Adjusted) plus 250 basis points as to all Eurodollar Advances, all in accordance with the terms of this Credit Agreement. All Advances outstanding under the Revolving Credit Note shall be deemed Daily Eurodollar Advances, unless the Borrower elects to designate, continue or convert such Advances to Reference Rate Advances or Eurodollar Advances pursuant to procedures outlined in Section 2.6 below. Upon the occurrence and continuation of an Event of Default interest shall accrue on all amounts outstanding under the Revolving Credit Note at an annual rate equal to the greater of (i) the rate applicable prior to such Event of Default plus two hundred (200) basis points, or (ii) the Reference Rate plus two hundred (200) basis points.

         2.6. Borrowing, Continuing or Converting Advances.

                  (a) Manner of Borrowing. Any request by the Borrower for an Advance shall be by telephone (or, in the case of all Eurodollar Advances, in writing or by telephone promptly confirmed in writing) and must be given so as to be received by the Lender not later than:

                  (1) 1:00 p.m. (Minneapolis time) on the date of the requested Advance if the Advance shall be a Reference Rate Advance or Daily Eurodollar Advance; or

                  (2) 9:30 a.m. (Minneapolis time) two (2) Business Days prior to the date of the requested Advance, if the Advance shall be a Eurodollar Advance.

         Each request for an Advance shall specify: (i) the borrowing date (which shall be a Business Day), (ii) the amount of the Advance and the type of Advance, subject to the limitations elsewhere in this Credit Agreement, and (iii) if the Advance is to be a Eurodollar Advance, the Interest Period for such Advance. Unless the Lender determines that conditions set forth in this Credit Agreement have not been satisfied, each Advance shall be deposited into the Borrower's account number 1-801-2060-0150 with the Lender.

                  (b) Manner of Continuation or Conversion. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Lender notice by telephone (or, in the case of continuations of or conversions to Eurodollar Advances, in writing or by telephone promptly confirmed in writing) given so as to be received by the Lender not later than:

                           (1) 1:00 p.m. (Minneapolis time) on the date of the
                  requested continuation or conversion if the continuing or converted shall be a Reference Rate Advance or Daily Eurodollar Advance; or

                           (2) 9:30 a.m. (Minneapolis time) two (2) Business
                  Days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance.

         Each notice of continuation or conversion of an Advance shall specify:
         (i) the effective date of the continuation or conversion (which shall be a Business Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to limitations contained elsewhere in this Credit Agreement), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Daily Eurodollar Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if the shortest Interest Period for such Advance may not transpire prior to the Maturity of the Revolving Credit Note or if a Default or Event of Default shall exist.

         2.7. Payments. All principal outstanding under the Revolving Credit Note shall be due and payable on the Maturity thereof. The Borrower shall pay interest accrued on amounts outstanding under the Revolving Credit Note as follows:

                  (a) as to Reference Rate Advances and Daily Eurodollar Advances, accrued interest shall be due and payable on the first day of each month, beginning September 1, 1997, and at Maturity; and

                  (b) as to Eurodollar Advances, accrued interest shall be due and payable on the last day of each Interest Period.

Any other provision of this Credit Agreement to the contrary notwithstanding, the Borrower shall make all payments of interest on and principal of the Revolving Credit Note in immediately available funds to the Lender at its office shown on the first page hereof. The Borrower authorizes the Lender to charge from time to time against the Borrower's account no. 1-801-2060-0150 with the Lender any payments on the Revolving Credit Note when due.

         2.8. Termination. The obligation of the Lender to make Advances shall terminate:

                  (a) Upon receipt by the Lender of three (3) days' written notice of termination from the Borrower given at any time when no amount is outstanding under the Revolving Credit Note;

                  (b) Immediately and without further action upon the occurrence of an Event of Default of the nature referred to in Subsection 8.1(c) or

                  (c) Immediately when any Event of Default (other than of the nature specified in Subsection 8.1(c) shall have occurred and be continuing and either (i) the Lender shall have demanded payment of the Revolving Credit Note or (ii) the Lender shall so elect to terminate its obligation to make Advances by giving notice to Borrower.

         2.9. Additional Terms Regarding Eurodollar Advances. No portion of the principal outstanding under the Revolving Credit Note may be designated as, converted into, or continued as, a Eurodollar Advance unless such portion is in increments of $100,000.00. No Advance to be designated as, converted into, or continued as, a Eurodollar Advance shall include principal to be paid under the terms of the Revolving Credit Note during the Interest Period applicable to such Advance. Notwithstanding anything to the contrary contained in this Credit Agreement, the Borrower may only designate, convert to or continue Eurodollar Advances for Interest Periods of thirty (30), sixty (60) or ninety (90) days.

         2.10. Voluntary Repayments of Reference Rate Advances and Daily Eurodollar Advances. The Borrower may, at any time, repay all or any part of any Reference Rate Advance or Daily Eurodollar Advance. The Borrower may also, upon at least two (2) Business Days prior written or telephonic notice received by the Lender, repay the total outstanding principal of one or more Eurodollar Advances, subject to the provisions of Section 2.11 of this Credit Agreement. Any repayment of principal outstanding under the Revolving Credit Loan shall be accompanied by the interest accrued thereon through such date, together with any additional amounts due under Section 2.11.

         2.11. Funding Losses. The Borrower will indemnify the Lender upon demand against any loss or expense which the Lender may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under the Revolving Credit Note, (ii) any failure by the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including without limitation any payment pursuant to Section 2.10), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by the Lender for purposes of this Section 2.11 of the amount required to indemnify the Lender shall be conclusive in the absence of manifest error.

             3. ADDITIONAL PROVISIONS REGARDING EURODOLLAR ADVANCES

         3.1. Funding.

                  (a) Discretion of the Bank as to Manner of Funding. Notwithstanding any provision of this Credit Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Advances in any manner it elects; it being understood, however, that for purposes of this Credit Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each Eurodollar Advances during the Interest Period applicable to such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period (whether or not the Bank shall have granted any participations in any such Advances).

                  (b) Funding Through the Sale of Participations. Notwithstanding any provision of this Credit Agreement to the contrary, the Company acknowledges that the Bank may fund all or any part of the Advances by sales of participations to various participants and agrees that the Bank may, in invoking its rights under Article 2 and specifically including Section 2.11, demand and receive payment for costs and other amounts incurred by, or allocable to, any such participant, or take any other action arising from circumstances applicable to any such participant, to the same extent that such participant could demand and receive payments or take any other action under such Section 2.11 or otherwise under Article 2 if such participant were the Bank under this Credit Agreement.

                  (c) Funding Through Branch or Affiliate. At the Bank's sole option it may fulfill its commitment to make Eurodollar Advances by causing a foreign branch or an affiliate to make or continue such Eurodollar Advances; provided, that in such instance such Eurodollar Advances shall be deemed for purposes of this Credit Agreement to have been made by the Bank and the obligation of the Company to repay such Eurodollar Advances shall be to the Bank and shall be deemed held by the Bank for the account of such branch or affiliate.

         3.2. Increased Costs. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

                  (a) any tax, duty or other charge with respect to any Advance, the Revolving Credit Note, or the Revolving Credit Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Advances or any fees with respect to the Revolving Credit Commitment (other than taxes imposed on the overall net income of the Bank by any applicable governmental authority) is changed;

                  (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

                  (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

                  (d) any other condition affecting this Credit Agreement or the Revolving Credit Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Advances or the Revolving Credit Commitments is increased, or the amount of any sum receivable by the Bank hereunder or under the Revolving Credit Note is reduced; then the Company shall pay to the Bank upon demand such additional amount or amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost ore reduction in the calculation of the Eurodollar Reserve Rate or the Eurocurrency Reserve percentage). Determinations by the Bank for purposes of this Section of the additional amounts required to compensate the Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

         3.3. Changes in Law Rendering Eurodollar Advances Unlawful. If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Credit Agreement, it shall become unlawful or impossible for the Bank to fund any Daily Eurodollar Advance or Eurodollar Advance, the obligation of the Bank to make any Advance for Daily Eurodollar Advances or Eurodollar Advances to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Daily Eurodollar Advance or Eurodollar Advance previously made by it hereunder the Bank shall, upon the happening of such event, notify the Company thereof in writing, and the Company shall, at the time notified by the Bank, either convert such unlawful Advance to an Advance of another type or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.11.

         3.4. Interest Rate Not Ascertainable, Etc. If the Bank determines (which determination shall be conclusive and binding on the parties hereto) that:

                  (a) Deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate or the LIBOR Rate, as the case may be, for such Interest Period;

                  (b) The Eurodollar Rate (Reserve Adjusted) or Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to the Bank of making or funding the Eurodollar Advances or Daily Eurodollar Advances, as the case may be, for a relevant Interest Period; or

                  (c) The making or funding of Eurodollar Advances or Daily Eurodollar Advances, as the case may be, has become impracticable as a result of any event occurring after the date of this Credit Agreement which, in the opinion of the Bank, materially and adversely affects such Advances or the Bank's Commitment to make such Advances or the relevant market;

then the Bank shall promptly give notice of such determination to the Company and (i) any notice of a new Eurodollar Advance or Daily Eurodollar Advance, as the case may be, previously given by the Company and not yet borrowed or converted shall be deemed to be a notice to make an Advance of another type, as selected by the Company, and (ii) the Company shall be obligated to either prepay in full any outstanding Eurodollar Advances or Daily Eurodollar Advances, as the case may be, without premium or penalty on the last day of the current Interest Period with respect thereto, or convert any such Advance to an Advance of another type, as selected by the Company, on such last day.

                            4. CONDITIONS OF LENDING

         4.1. Conditions Precedent. This Credit Agreement and the Lender's obligations hereunder are subject to receipt by the Lender of the following, each to be in form and substance satisfactory to the Lender, unless the Lender waives receipt of any of the following in writing:

                  (a) This Credit Agreement and the Revolving Credit Note each appropriately completed and duly executed by the Borrower;

                  (b) A current UCC secured transaction search, reflecting results satisfactory to the Lender, on the Borrower from the appropriate filing offices as required by the Lender;

                  (c) Certification by the Borrower's corporate secretary that copies of the Borrower's Bylaws and Articles of Incorporation, and all amendments to both, have been previously delivered by the Borrower to the Lender and that neither has been further amended since such time and that the most recent incumbency certificate delivered by the Borrower to the Lender remains in full force and effect and the officers listed therein remain in the offices listed and remain authorized to execute this Credit Agreement, the Notes and all related documents and agreements on behalf of the Borrower;

                  (d) A copy of the resolutions of the Board of Directors of the Borrower authorizing or ratifying the transactions contemplated hereby, and the execution, delivery and performance of the Loan Documents, and designating the officers authorized to execute the Loan Documents to which the Borrower is a party and to perform the obligations of the Borrower thereunder; and

                  (e) Such other documents, information and actions as the Lender may reasonably request.

         4.2. Conditions Precedent to all Advances. The obligation of the Lender to make any Advance hereunder, including the initial Advance, is subject to the satisfaction of each of the following, unless waived in writing by the Lender:

                  (a) The representations and warranties set forth in Section 5 are true and correct in all material respects on the date hereof and on the date of any Advance.

                  (b) No Default or Event of Default shall have occurred and be continuing.

                  (c) No litigation, arbitration or governmental investigation or proceeding shall be pending, or, to the knowledge of the Borrower, threatened, against the Borrower or affecting the business or operations of the Borrower which was not previously disclosed to the Lender and which, if determined adversely to the Borrower, would have a material adverse effect on the operation or financial condition of the Borrower.

                  (d) No Default or Event of Default shall result from the making of any such Advance.

                  (e) No Material Adverse Occurrence shall have occurred and be continuing.

                       5. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

         5.1. Organization, etc. The Borrower is corporation validly organized and existing and in good standing under the laws of the State of Minnesota, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction where the nature of its business makes such qualification necessary. The Borrower has full power and authority to enter into and perform its obligations under the Loan Documents and to obtain the loans and Advances hereunder.

         5.2. Due Authorization. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any governmental agency or authority or any approval or consent of any other Person (including, without limitation, any stockholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower's Articles of Incorporation or Bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any Lien on any of its property pursuant to the provisions of any agreement binding on or applicable to the Borrower or any of its property except pursuant to the Loan Documents.

         5.3. Validity of the Loan Documents. The Loan Documents to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

         5.4. Financial Information. The financial statements of the Borrower furnished to the Lender have been and will be prepared in accordance with GAAP consistently applied by the Borrower and present fairly the financial condition of the Borrower as of the dates thereof and for the periods covered thereby. The Borrower is not aware of any contingent liabilities or obligations which would, upon becoming non-contingent liabilities or obligations, be a Material Adverse Occurrence. Since the date of the most recent such statements, neither the condition (financial or otherwise), the business nor the properties of the Borrower have been materially and adversely affected in any way.

         5.5. Litigation, Other Proceedings. Except as previously disclosed to and approved of in writing by the Lender, there is no action, suit or proceeding at law or equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of the Borrower, threatened, against the Borrower or any of its property, which, if determined adversely would be a Material Adverse Occurrence; and the Borrower is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such default would be a Material Adverse Occurrence.

         5.6. Title to Assets. Except for Liens permitted by Section 7.2, the Borrower has good and marketable title to all of its assets, real and personal.

         5.7. Guarantees and Indebtedness. Except as disclosed on financial statements of the Borrower furnished to the Lender, the Borrower is not a party to any contract of guaranty or suretyship and none of its assets is subject to any contract of that nature and the Borrower is not indebted to any other party, except the Lender.

         5.8. Margin Stock. No part of any loan or Advance hereunder shall be used at any time by the Borrower to purchase or carry margin stock (within the meaning of Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purposes of purchasing or carrying any such margin stock. No part of the proceeds of any loan or Advance hereunder will be used by the Borrower for any purpose which violates, or which is inconsistent with, any regulations promulgated by the Board of Governors of the Federal Reserve System.

         5.9. Taxes. The Borrower has filed all federal, state and other income tax returns which are required to be filed through the date of this Credit Agreement and has paid all taxes as shown on said returns, and all taxes due or payable without returns and all assessments received to the extent such taxes and assessments have become due. All tax liabilities of the Borrower are adequately provided for on its books, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for taxes in excess of those already paid. The Borrower has made all required withholding deposits.

         5.10. Accuracy of Information. All factual information furnished by or on behalf of the Borrower to the Lender for purposes of or in connection with this Credit Agreement or any transaction contemplated by this Credit Agreement is, and all other such factual information furnished by or on behalf of the Borrower to the Lender in the future, will be true and accurate in every material respect on the date as of which such information is dated or certified. No such information contains any material misstatement of fact or omits any material fact or any fact necessary to prevent such information from being misleading.

         5.11. Material Agreements. The Borrower is not a party to any agreement or instrument or subject to any restriction that materially and adversely affects its business, property or assets, operations or condition (financial or otherwise).

         5.12. Defaults. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any: (a) agreement to which such entity is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower; or (b) instrument evidencing any indebtedness or under any agreement relating to such indebtedness.

         5.13. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) the Pension Benefit Guaranty Corporation or any successor entity has not instituted proceedings to terminate any Plan; and (c) each Plan of the Borrower has been maintained and funded in all material respects in accordance with its terms and with ERISA. All undefined capitalized terms used in this Section shall have the meanings ascribed to them in ERISA.

         5.14. Financial Status. The Borrower is not insolvent (as such term is defined in Section 101(29) of the United States Bankruptcy Code of 1978, as amended or Minnesota Statutes Section 513.42, as amended) and will not be rendered insolvent (as such term is defined in Section 101(29) of the United States Bankruptcy Code of 1978, as amended or Minnesota Statutes Section 513.42, as amended) by execution of this Credit Agreement or any other of the Loan Documents, or consummation of the transactions contemplated thereby.

         5.15. Survival of Representations. All representations and warranties contained in this Section 5 shall survive the delivery of the Notes and the making of the loans and Advances evidenced thereby and any investigation at any time made by or on behalf of Lender shall not diminish its rights to rely thereon.

                            6. AFFIRMATIVE COVENANTS

         As long as there remains any amount outstanding under the Notes or the Lender has any obligation to make Advances under the Revolving Loan Commitment, the Borrower shall, unless waived in writing by the Lender:

         6.1. Financial Statements and Reports. Furnish to the Lender, at the times set forth below, the following financial statements, reports and information:

                  (a) As soon as available, but in any event within one hundred twenty (120) days after each fiscal year end, audited financial statements of the Borrower including without limitation a balance sheet, income statement and sources of income certified by certified public accountants satisfactory to the Lender to have been prepared in accordance with GAAP consistently applied;

                  (b) As soon as available but in any event within one hundred twenty (120) days after each fiscal year end a copy of the form 10K Report filed for such year by the Borrower with the Securities and Exchange Commission or other governmental entity;

                  (c) As soon as available, but in any event within sixty (60) days after the last day of each quarterly fiscal period a copy of the form 10-Q Report for such quarter filed by the Borrower with the Securities and Exchange Commission or other governmental entity;

                  (d) With the year-end report delivered pursuant to 6.1(b) above and with the quarterly financial report delivered pursuant to 6.1(c) above, a compliance certificate executed by the Chief Financial Officer of the Borrower in the form of Exhibit A hereto, whereby the Borrower demonstrates its compliance with its covenants and undertakings under this Credit Agreement;

                  (e) With the year-end report delivered pursuant to 6.1(b) above and with the quarterly financial report delivered pursuant to 6.1(c) above, a copy of any and all shareholder reports delivered in connection therewith; and

                  (f) Such other information concerning the business, operations and condition (financial or otherwise) of the Borrower as the Lender may reasonably request.

         6.2. Maintenance of Corporate Existence. Maintain and preserve its corporate existence.

         6.3. Taxes. Pay and discharge as the same shall become due and payable, all taxes, assessments and other governmental charges and levies against or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any of its properties, unless such tax, levy, charge assessment or Lien is being contested in good faith by the Borrower and is supported by an adequate book reserve. The Borrower shall make all required withholding deposits.

         6.4. Notices. As soon as practicable, give notice to the Lender of:

                  (a) The commencement of any litigation relating to the Borrower involving claimed damages in excess of $100,000.00 or relating to the transactions contemplated by this Credit Agreement;

                  (b) The commencement of any material arbitration or governmental proceeding or investigation not previously disclosed to the Lender which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or its property which, if determined adversely to the Borrower, would have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower;

                  (c) Any Reportable Event or "prohibited transaction" or the imposition of a Withdrawal Liability, within the meaning of ERISA, in connection with any Plan and, when known, any action taken by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation with respect thereto, and any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed to the Lender which if determined adversely to the Borrower would constitute a Material Adverse Occurrence; and

                  (d) Any Default or Event of Default under this Credit
         Agreement.

         6.5. Compliance with Laws. Carry on its business activities in substantial compliance with all applicable federal or state laws and all applicable rules, regulations and orders of all governmental bodies and offices having power to regulate or supervise its business activities. The Borrower shall maintain all material rights, liens, franchises, permits, certificates of compliance or grants of authority required in the conduct of its business.

         6.6. Books and Records. Keep books and records reflecting all of its business affairs and transactions in accordance with GAAP consistently applied and permit the Lender, and its representatives, at reasonable times and intervals, to visit all of its offices, discuss its financial matters with officers of the Borrower and its independent public accountants (and by this provision the Borrower authorizes its independent public accountants to participate in such discussions) and examine any of its books and other corporate records.

         6.7. Insurance. The Borrower shall keep its business adequately insured and maintain the insurance coverages required under any document securing the Notes or this Credit Agreement.

         6.8. Conduct of Business. Continue to engage primarily in the business being conducted on the date of this Credit Agreement.

         6.9. Working Capital. Maintain at all times Working Capital of not less than Three Million and No/100 Dollars ($3,000,000.00).

         6.10. Tangible Net Worth; Net Worth. Maintain at all times Tangible Net Worth in an amount not less than Eight Million Dollars ($8,000,000) and maintain at all times Net Worth in an amount not less than Eight Million Five Hundred Thousand Dollars ($8,500,000).

         6.11. Current Ratio. Maintain at all times a Current Ratio of not less than 2.5 to 1.0.

         6.12. Debt to Tangible Net Worth Ratio. Maintain at all times a ratio of its Debt to its Tangible Net Worth of not more than .50 to 1.0.

         6.13. Zero Balance. Maintain a zero balance under the Revolving Credit Note for at least thirty (30) days during the term thereof.

         6.14. Further Assurances. The Borrower agrees upon reasonable request by the Lender to execute and deliver such further instruments, deeds and assurances, and do such further acts as may be necessary or proper to carry out more effectively the purposes of this Credit Agreement and the other Loan Documents.

         6.15. ERISA Compliance. Comply at all times with all applicable provisions of ERISA and the regulations and published interpretations thereunder.

         6.16. Letters of Credit. The Borrower agrees that if it wishes from time to time to have the Lender issue for the Borrower's account one or more Letters of Credit, the Lender shall only be obligated to issue any such Letter of Credit upon completion of all applications, agreements for repayment and other documentation deemed necessary by the Lender for such Letter of Credit in accordance with its standard practices. The Borrower further agrees that (i) any repayment agreement or other evidence of the Borrower's obligation to repay amounts outstanding under a Letter of Credit will be deemed one of the "Notes" for purposes of this Credit Agreement; (ii) the Borrower will pay to the Lender in connection with Letters of Credit all fees and costs in accordance with the Lender's customary and standard practices for letters of credit of the same type and amount and interest accrued on amounts advanced thereunder at the rate or rates described in the documents executed in connection with each such Letter of Credit; and (iii) no Letter of Credit shall expire later than the maturity date of the Revolving Credit Note stated thereon.

                             7. NEGATIVE COVENANTS

         As long as there remains any amount outstanding under the Notes or the Lender has any obligation to make Advances under the Revolving Loan Commitment, the Borrower shall not, unless waived in writing by the Lender:

         7.1. Consolidation; Merger; Sale of Assets; Acquisitions. Consolidate with or merge into or with any other entity; or sell (other than sales of inventory in the ordinary course of business), transfer, lease or otherwise dispose of all or a substantial part of its assets; or acquire a substantial interest in another Person either through the purchase of all or substantially all of the assets of that Person or the purchase of a controlling equity interest in that Person.

         7.2. Liens. Create, incur, assume or suffer to exist any Lien on any of its property, real or personal, except (a) Liens in favor of the Lender; (b) Liens disclosed to and approved of in writing by the Lender; (c) Liens for current taxes and assessments which are not yet due and payable; and (d) purchase money security interests to secure the indebtedness permitted under
Section 7.3(d) below.

         7.3. Additional Indebtedness. Create, incur, assume or suffer to exist any indebtedness except: (a) indebtedness in favor of the Lender; (b) current liabilities incurred in the ordinary course of business; (c) indebtedness existing on the date of this Credit Agreement and disclosed to and approved of in writing by the Lender; and (d) purchase money indebtedness incurred in connection with the acquisition of fixed assets not to exceed $350,000.00 in the aggregate during any fiscal year of the Borrower.

         7.4. Guaranties. Assume, guarantee, endorse or otherwise become liable in connection with the indebtedness of any other person or entity except endorsements of negotiable instruments for deposit or collection in the ordinary course of business.

         7.5. Change in Ownership. Permit a material change in the ownership or management of the Borrower as in effect on the date of this Credit Agreement.

                       8. EVENTS OF DEFAULT AND REMEDIES

         8.1. Events of Default. The term "Event of Default" shall mean any of the following events:

                  (a) The Borrower shall default in the payment when due, or if payable on demand, upon demand, of any principal or interest on any of the Notes; or

                  (b) The Borrower shall default (other than a default in payment under subsection (a) above) in the due performance and observance of any of the covenants contained in any of the Loan Documents and such default shall continue unremedied for a period of fifteen (15) days after notice from the Lender to the Borrower thereof; or

                  (c) The Borrower shall become insolvent or generally fail to pay or admit in writing its inability to pay its debts as they become due; or the Borrower shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors; or trustee, receiver or other custodian shall otherwise be appointed for the Borrower or any of its assets; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Borrower or the Borrower shall take any corporate action to authorize, or in furtherance of, any of the foregoing; or

                  (d) Any judgments, writs, warrants of attachment, executions or similar process (not undisputedly covered by insurance) in an aggregate amount in excess of $25,000.00 shall be issued or levied against the Borrower or any of its assets and shall not be released, vacated or fully bonded prior to any sale and in any event within forty-five (45) days after its issue or levy; or

                  (e) Any garnishment summons, writ of attachment, or other legal paper referring to the Borrower or any Guarantor shall be served on the Lender; or

                  (f) Any representation or warranty set forth in this Credit Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; or

                  (g) The occurrence of any Material Adverse Occurrence; or

                  (h) A Reportable Event (as defined under ERISA) shall have occurred.

         8.2. Remedies. If an Event of Default described in Section 8.1(c) shall occur, the full unpaid balance of the Notes (outstanding balance plus accrued interest) and all other obligations of the Borrower to the Lender shall automatically be due and payable without declaration, notice, presentment, protest or demand of any kind (all of which are hereby expressly waived) and the obligation of the Lender to make additional Advances shall automatically terminate. If any other Event of Default shall occur and be continuing, the Lender may terminate its obligation to make additional Advances and may declare the outstanding balance of the Notes and all other obligations of the Borrower to the Lender to be due and payable without further notice, presentment, protest or demand of any kind (all of which are hereby expressly waived), whereupon the full unpaid amount of Notes and all other obligations of the Borrower to the Lender shall become immediately due and payable. Upon any Event of Default, the Lender shall be entitled to exercise any and all rights and remedies available under any of the Loan Documents or otherwise available at law or in equity to collect Notes and all other obligations of the Borrower to the Lender and to realize upon or otherwise pursue any and all Collateral and other security (including without limitation any and all guarantees) for the loans under this Credit Agreement.

                                9. MISCELLANEOUS

         9.1. Waivers, Amendments. The provisions of the Loan Documents may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by the Lender. No failure or delay on the part of the Lender or the holder(s) of the Notes in exercising any power or right under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances.

         9.2. Notices. All communications and notices provided under this Credit Agreement shall be in writing and addressed or delivered to the Borrower or the Lender at their respective addresses shown on the first page hereof, or to any party at such other address as may be designated by such party in a written notice to the other parties. Such notices shall be delivered by any of the following means: (i) mailing through the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested; (ii) delivery by reputable overnight delivery service including without limitation, and by way of example only: Federal Express, DHL, Airborne Express and Express Mail; or (iii) delivery by reputable private personal delivery service. Notices delivered in accordance with (i) above shall be deemed delivered the second Business Day after deposit in the mail; notices delivered in accordance with
(ii) above shall be deemed delivered the first Business Day after delivery to the delivery service; and notices delivered in accordance with (iii) above shall be deemed delivered the same Business Day as that specified by the notifying party to the delivery service.

         9.3. Costs and Expenses. The Borrower agrees to pay all expenses for the preparation of this Credit Agreement, including exhibits, and any amendments to this Credit Agreement as may from time to time hereafter be required, and the reasonable attorneys fees and legal expenses of counsel for the Lender, from time to time incurred in connection with the preparation and execution of this Credit Agreement and any document relevant to this Credit Agreement, any amendments hereto or thereto, and the consideration of legal questions relevant hereto and thereto. The Borrower agrees to reimburse Lender upon demand for, all reasonable out-of-pocket expenses (including attorneys fees and legal expenses) in connection with the Lender's enforcement of the obligations of the Borrower hereunder or under the Note or any other of the Loan Documents, whether or not suit is commenced including, without limitation, attorneys fees, and legal expenses in connection with any appeal of a lower court's order or judgment. The obligations of the Borrower under this Section 9.3 shall survive any termination of this Credit Agreement.

         9.4. Interest Limitation. All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced or secured thereby or otherwise, shall the rate of interest charged or agreed to be paid to the Lender for the use, forbearance, loaning or detention of such indebtedness exceed the maximum permissible interest rate under applicable law ("Maximum Rate"). If for any reason or in any circumstance whatsoever fulfillment of any provision of this Credit Agreement and/or the Notes, any document securing or executed in connection herewith or therewith, or any other agreement between the Borrower and the Lender, at any time shall require or permit the interest rate applied thereunder to exceed the Maximum Rate, then the interest rate shall automatically be reduced to the Maximum Rate, and if the Lender should ever receive interest at a rate that would exceed the Maximum Rate, the amount of interest received which would be in excess of the amount receivable after applying the Maximum Rate to the balance of the outstanding obligation shall be applied to the reduction of the principal balance of the outstanding obligation for which the amount was paid and not to the payment of interest thereunder. This provision shall control every other provision of any and all agreements between the Borrower and the Lender and shall also be binding upon and applicable to any subsequent holder of the Notes.

         9.5. Severability. Any provision of this Credit Agreement or any other of the Loan Documents executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Credit Agreement or such Loan Document or affecting the validity or enforceability of such provisions in any other jurisdiction.

         9.6. Cross-References. References in this Credit Agreement or in any other of the Loan Documents executed pursuant hereto to any Section are, unless otherwise specified, to such Section of this Credit Agreement or such Loan Document, as the case may be.

         9.7. Headings. The various headings of this Credit Agreement or of any other of the Loan Documents executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Credit Agreement or such Loan Document or any provisions hereof or thereof.

         9.8. Governing Law; Venue. Each of the Loan Documents shall be deemed to be a contract made under and governed by the laws of the State of Minnesota. The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Credit Agreement and any other of the Loan Documents, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Borrower against the Lender in connection herewith or therewith shall be venued in the federal or state court that has jurisdiction over matters arising in Minneapolis, Minnesota.

         9.9. Successors and Assigns. This Credit Agreement shall be binding upon and shall inure to the benefit of the parities hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender.

         9.10. Recitals Incorporated. The recitals to this Credit Agreement are incorporated into and constitute an integral part of this Credit Agreement.

         9.11. Multiple Counterparts. This Credit Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

         9.12. Prior Loan Agreements Superseded. This Credit Agreement amends, restates, and supersedes in their entirety the Prior Loan Agreements and all obligations, liabilities and indebtedness of the Borrower incurred or arising thereunder shall be deemed to have been incurred and arising hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     LECTEC CORPORATION,
                                     A MINNESOTA CORPORATION


                                     By:   /s/Deborah L. Moore
                                         ---------------------------------
                                     Its:  Chief Financial Officer
                                         ---------------------------------


                                     FIRST BANK NATIONAL ASSOCIATION,
                                     A NATIONAL BANKING ASSOCIATION

                                     By:   /s/Jason Wandersee
                                         ---------------------------------
                                     Its:  Assistant Vice President
                                         ---------------------------------